EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the annual report of Oramed Pharmaceuticals Inc., or the Company, on Form 10-K for the period ended August 31, 2013, as filed with the Securities and Exchange Commission on the date hereof, or the Report, I, Nadav Kidron, President, Chief Executive Officer and a Director of the Company, certify, pursuant to 18 U.S.C. Section 1350, that to my knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 26, 2013	/s/ Nadav Kidron
Nadav Kidron, President and Chief Executive Officer